Exhibit 99.1

SEA PINES ASSOCIATES, INC.
32 Greenwood Drive
Hilton Head Island, South Carolina

FOR IMMEDIATE RELEASE

For More Information, Contact:
Steven P. Birdwell
(843) 842-1824

Sea Pines Associates, Inc. Amends and Restates its
Share Purchase Rights Plan

     HILTON HEAD ISLAND, SOUTH CAROLINA — August 5, 2003 — Sea Pines Associates, Inc. announced today that its Board of Directors has approved an amendment and restatement of its existing share purchase rights plan, which was originally adopted in 1993 for a ten-year term. Among other modifications, the amendment and restatement deletes the requirement in the original rights plan that “continuing directors” approve any redemption of the rights following a proxy or consent solicitation in certain situations and extends the term of the rights plan for an additional ten years until August 5, 2013. The complete text of the amended and restated rights plan will be filed shortly with the Securities and Exchange Commission.

     Sea Pines Associates, Inc. is a South Carolina based company which owns Sea Pines Resort. Its operations include The Inn at Harbour Town, home and villa rentals, golf, tennis and other recreational facilities on Hilton Head Island, South Carolina; and Sea Pines Real Estate Company, Inc., a full-service real estate brokerage firm.